Banc of America Securities was the affiliated member of the underwriting syndicate in all these issues.

Fund Series	                         Fund

Columbia Funds Series Trust 1	Columbia Income Fund
Columbia Funds Series Trust 1	Columbia Income Fund
Columbia Funds Series Trust 1	Columbia Intermediate Bond Fund
Columbia Funds Series Trust 1	Columbia Intermediate Bond Fund

Fund	                                 Security

Columbia Income Fund	        Capital One Financial 5.70% 09/15/11
Columbia Income Fund	        Anadarko Petroleum Corp 6.45% 09/15/36
Columbia Intermediate Bond Fund	Capital One Financial 5.70% 09/15/11
Columbia Intermediate Bond Fund	Anadarko Petroleum Corp 6.45% 09/15/36

Fund	                       Trade Date	Quantity	Price

Columbia Income Fund	         9/5/2006	"1,375,000"	99.9520
Columbia Income Fund	        9/14/2006	  "345,000"	99.5280
Columbia Intermediate Bond Fund	9/5/2006	"3,110,000"	99.9520
Columbia Intermediate Bond Fund	9/14/2006	  "820,000"	99.5280

Fund	                          Amount 	Broker Bought From

Columbia Income Fund	        "1,374,340"	JP Morgan
Columbia Income Fund	          "343,372"	Credit Suisse
Columbia Intermediate Bond Fund	"3,108,507"	JP Morgan
Columbia Intermediate Bond Fund	  "816,130"	Credit Suisse